Exhibit 99.1

 Moldflow Reports Record Fourth Quarter and Fiscal Year 2004 Revenues

    WAYLAND, Mass.--(BUSINESS WIRE)--Aug. 3, 2004--Moldflow
Corporation (NASDAQ: MFLO):

    -- Fourth quarter revenues grow 54% year-over-year to $15.2 million

    --  33% year-over-year growth in full fiscal year revenue

    -- Five-fold year-over-year increase in quarterly earnings per share

    --  Extends technology leadership with new product releases

    Moldflow Corporation (NASDAQ: MFLO) today announced the results for its fourth quarter and full fiscal year 2004. Worldwide revenue of $15.2 million for the quarter ended June 30, 2004 represented a 54% increase from the corresponding quarter of fiscal 2003. For the fourth quarter, Moldflow reported net income, as measured under generally accepted accounting principles ("GAAP"), of $1.1 million, or $0.10 per diluted share, a five-fold increase in earnings per share, when compared to net income of $250,000, or $0.02 per diluted share, earned during the same quarter of fiscal 2003.
    In fiscal 2004, revenue of $48.7 million increased 33% from revenue of $36.6 million in fiscal 2003. Net income for fiscal 2004 of $2.6 million, or $0.24 per diluted share, increased from a net loss of $118,000, or a loss of $0.01 per share, in the same period of fiscal 2003.
    Roland Thomas, president and chief executive officer of Moldflow said, "Once again, I am pleased to report quarterly and annual results that reflect a strong operating performance highlighted by significant year-over-year growth in both revenues and profits. We executed on our plan and benefited from the continuing positive global economic growth and expansion in our end markets. Our results in the fourth quarter reflect growth across all major geographies that we serve, most notably in the Europe and Asia Pacific regions, particularly in Japan. Sales activity levels were strong in each of our business units, and we continued to see evidence of increased capital spending in a number of our key end-user markets, including the automotive and electronics segments. Overall, the fourth quarter and full fiscal 2004 year represented another period of financial and operating performance that met or exceeded our expectations and another year of progress toward achievement of the longer-term strategic goals we have defined for our business."
    He noted, "In the fourth quarter, we built upon a number of key initiatives begun earlier in the year. First, we completed the integration of the operations of American MSI, a company we acquired in January this year, and in addition, we completed the reorganization of our company into two business units along our product lines. We believe that these moves have allowed us to more effectively serve the needs of our global customers who increasingly rely on integrated technology solutions to provide the productivity gains they need to compete successfully in the world markets. During this quarter, we also held our International Moldflow User Group meeting. Held for the first time in a European venue, in Frankfurt, Germany, we received extensive feedback during this event from global and local European customers that will form the basis of our near-term and future product development and customer support plans. Finally, we announced a number of new products and distribution initiatives, and expanded our market penetration with products released earlier in the year, further cementing our technological leadership in the markets we serve."
    He further stated, "Within our Design Analysis business, we took another important step toward providing analysis capability to a whole new class of potential users, as we announced MoldflowXpress(TM). This new product will ship in August with SolidWorks(R) 2005, one of the most widely used mechanical design software packages available today," Thomas noted. "Fully integrated with SolidWorks 2005 and based on our MPA(R) technology, MoldflowXpress is an entry-level plastics design validation tool that delivers the benefits of analysis in the early stages of part design to a significant and growing segment of the mid-range product and mold design market. In addition, we entered into an agreement with Materialise, a Belgium-based provider of rapid prototyping, tooling and file repair software solutions, to resell their Magics(TM) software. This agreement allows us to offer our Design Analysis customers working with complex geometries access to an industry leading solution that reduces the time required to prepare a CAD file for analysis."
    Thomas continued, "We expanded and enhanced our Moldflow Manufacturing Solutions(TM) product offering during the quarter with the June release of version 2.0 of this suite of process monitoring, optimization and control products. This release featured a number of customer-driven enhancements focused on both the injection molding and die cast markets. Further, during the quarter, we saw strong demand for our Altanium(TM) hot runner process control products in North America and we took steps to develop our sales channel for these products in Europe and Asia. The Altanium products, acquired in the American MSI purchase, complement our traditional MMS(R) and Shotscope(R) shop floor monitoring and control products, and offer cross selling opportunities into our established customer base, as well new opportunities to bring our shop floor management solutions to existing Altanium customers. Finally, with a view toward reaching further into our target customer base, we announced a distribution agreement with HASCO, a manufacturer of hot runner systems, which will assist us in bringing the Altanium hot runner process control products to a broader segment of the North American market."
    Thomas concluded, "As we look forward to fiscal 2005, we anticipate continued increases in capital spending in our markets as manufacturers around the world continue to seek technologies and tools to give them a competitive advantage. We intend to leverage the product developments, investments and organizational changes made during the past year to focus our products and services to meet the ever changing demands of our diverse customer base. At the same time our focus on innovation will continue as we seek to provide technologically advanced products to meet the needs of our industry. Our financial focus will be on profitable growth and increasing our strong cash position to allow us to be acquisitive when the proper opportunity presents itself. Finally, we will seek additional opportunities to deliver the benefits of part, mold and production automation and optimization technologies to a broader base of existing customers and potential users around the world."

    Fourth Quarter Highlights

    Fourth quarter 2004 revenue totaled $15.2 million and represented an increase of 54% over the same period in the prior year. On a constant currency basis, which excludes the impact of movements in currency exchange rates, total revenue increased 50% over the corresponding period of the prior year. On a sequential basis, total revenue in the fourth fiscal quarter increased 15% over the third fiscal quarter, while the increase in revenue on a constant currency basis was 18%, as currency movements had a small negative impact.
    Total product revenue for the fourth quarter of fiscal 2004 of $9.0 million increased by 89% over the same quarter of fiscal 2003 and increased 19% sequentially from the preceding quarter. On a constant currency basis, product revenue increased 83% over the same quarter of fiscal 2003 and increased 22% sequentially from the preceding quarter. Revenue from Manufacturing Solutions products during the fourth quarter grew 136% when compared to the same quarter of the prior year while fourth quarter revenue from Design Analysis products grew 68% over the same period of the prior year. Services revenue, primarily comprised of revenue from maintenance and support contracts, was $6.2 million for the fourth quarter of fiscal 2004, up 21% from the same quarter in fiscal 2003 and up 9% from the preceding quarter. On a constant currency basis, services revenue increased 19% from the same quarter in fiscal 2003 and increased 11% from the preceding quarter.
    On a regional basis, revenue from the Americas represented 35% of Moldflow's total revenue for the fourth quarter of fiscal 2004, while revenue in Europe and the Asia Pacific regions represented 32% and 33% of total revenue, respectively. In total, 91 new customers were added during the quarter.
    As of June 30, 2004, Moldflow had $51.7 million in cash and marketable securities and no long-term debt. Cash provided by operations in the fourth quarter and the full fiscal year 2004 ended June 30, 2004 was $2.9 million and $6.4 million, respectively, and capital expenditures, including capitalized software development costs, were $418,000 and $1.9 million for the same periods, respectively.

    Business Outlook

    The current business outlook is based on information known to management as of August 3, 2004 and is current as of that day only. These statements are forward looking and actual results may differ materially.
    Based on current visibility, Moldflow expects revenue for the first fiscal quarter of 2005 to be between $13.6 million and $14.1 million. For the same period, net income per diluted share is expected to be in the range of $0.04 to $0.07. For the full fiscal year 2005, Moldflow expects revenue between $60.0 million and $63.0 million, with expected net income per diluted share from $0.52 to $0.57.

    Financial Results

    The unaudited condensed consolidated financial statements and supplemental information for the fourth quarter and full fiscal year 2004 ended June 30, 2004 follow.

    Use of Non-GAAP Financial Information

    To supplement our unaudited consolidated financial statements presented on a GAAP basis, we have, in past periods, used non-GAAP measures that we believed were appropriate to enhance an overall understanding of our historical financial performance. Non-GAAP revenue, operating margin, net income and diluted earnings per share were among the primary indicators that management used during fiscal 2003 and fiscal 2004 as a basis for evaluating our financial performance. For this reason, and because these measures present additional information that is not readily ascertainable from the GAAP presentation, these non-GAAP measures can be useful to investors, potential investors and others. The presentation of these measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP. The presentation of non-GAAP measures in this press release is intended to provide comparability to prior periods in which non-GAAP results were presented. In the future Moldflow does not intend to provide financial information on a non-GAAP basis, except in the case of an extraordinary or non-recurring event.

    Information Dissemination

    Moldflow will host a conference call to discuss the fourth quarter and full fiscal year 2004 results and future outlook at 11:00 a.m. U.S. Eastern time today. A live Webcast of the conference call, together with this press release, can be accessed through the Company's Website at www.moldflow.com in the Investors section. In addition, the call and press release will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of automation and optimization software, enabling hardware and hot runner process control solutions for the plastics injection molding industry. Companies use Moldflow's complete suite of products to address plastic part design issues at the earliest possible stage as well as to maximize productivity and profitability on the manufacturing floor. Moldflow Plastics Labs (MPL) offers state-of-the-art material testing and consulting services. Its extensive materials database is also used in Moldflow software products. Moldflow's collaboration with academia, industry and customers around the world has led to a reputation for constant innovation in the complete design-to-manufacture process. Headquartered in Wayland, Massachusetts, Moldflow has offices, manufacturing and research and development centers in the United States, Europe, Australia and Asia.

    Note to Editors: Moldflow, MPA, Moldflow Plastics Advisers, Moldflow Manufacturing Solutions, MMS, Shotscope, Altanium and MoldflowXpress are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward looking statements. Such forward looking statements include, but are not limited to, those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections or plans for the future and statements regarding: (i) The Company's market leadership and competitive position in its market segments,
(ii) the impact of the acquisition of American MSI and the reorganization of the Company into business units on the Company's financial position and results of operations, and (iii) the Company's business outlook including revenue and earning guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's market leadership and competitive position, the risks that a renewed economic downturn will adversely impact the market for the Company's products, that competitors will emerge with greater resources or unforeseen technological breakthroughs and that our Manufacturing Solutions products will have a longer sales cycle than our Design Analysis products, (ii) with respect to the Company's acquisition of American MSI and reorganization of the Company into business units, the risk that the product lines acquired will not be able to be effectively sold outside the United States, that the lower gross margins of the Manufacturing Solutions business may have a negative impact on the Company's overall financial results or that the integration and reorganization may result in lost revenue caused by business disruption or the distraction of our management and sales force, and (iii) with respect to the Company's business outlook, the risks that fluctuations in the world economy may further slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen based on the larger average deal sizes for our Manufacturing Solutions products, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenues differs materially from that projected, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2003 as well as its subsequent quarterly and annual filings. Revenue and earnings guidance offered by senior management today represents a point-in-time estimate and is based on information known to management as of the date of this press release.


                         Moldflow Corporation
            Unaudited Consolidated Statement of Operations
                 (in thousands, except per share data)

                                  Three Months Ended    Year Ended
                                 ----------------- ------------------
                                 June 30, June 30, June 30, June 30,
                                    2004     2003     2004     2003
                                   -------  ------- ------- -------

Revenue:
 Product                          $ 9,022  $ 4,768 $26,063 $17,259
 Services                           6,219    5,157  22,610  19,366
                                   -------  ------- ------- -------
Total revenue                      15,241    9,925  48,673  36,625
                                   -------  ------- ------- -------

Costs and expenses:
 Cost of product revenue            2,182      800   5,203   2,964
 Cost of services revenue           1,516      324   4,536   1,210
 Research and development           1,648    1,309   6,471   5,650
 Selling and marketing              6,087    5,232  20,009  18,638
 General and administrative         2,329    1,912   8,548   7,242
 Restructuring charges                  -      (33)    508     405
 Amortization of intangible
  assets                               98      111     445     605
                                   -------  ------- ------- -------
Total operating expenses           13,860    9,655  45,720  36,714
                                   -------  ------- ------- -------

Income (loss) from operations       1,381      270   2,953     (89)

Interest income, net                  333      255   1,212   1,089
Other income (loss), net               37      (30)    (15)   (198)
                                   -------  ------- ------- -------

Income before income taxes          1,751      495   4,150     802
Provision for income taxes            644      245   1,522     920
                                   -------  ------- ------- -------
Net income (loss)                 $ 1,107  $   250 $ 2,628 $  (118)
                                   =======  ======= ======= =======

Net income (loss) per common
 share:
 Basic                            $  0.11  $  0.02 $  0.26 $ (0.01)
 Diluted                          $  0.10  $  0.02 $  0.24 $ (0.01)
Weighted average shares:
 Basic                             10,589   10,003  10,277  10,020
 Diluted                           11,116   10,465  10,839  10,020


                         Moldflow Corporation
            Unaudited Consolidated Statement of Operations
                 (in thousands, except per share data)


               Three Months Ended             Three Months Ended
                  June 30, 2004                  June 30, 2003
               --------------------------  ---------------------------
              GAAP   Adjustments Non-GAAP   GAAP  Adjustments Non-GAAP
             Results   to GAAP    Results  Results  to GAAP    Results
               (a)     Results      (b)      (a)    Results     (b)
               --------------------------  ---------------------------
Revenue:
Product         $9,022           $9,022    $4,768     $-       $4,768
Services         6,219   -        6,219     5,157      -        5,157
               ------- ------  ----------  -------- --------  -------
Total revenue   15,241   -       15,241     9,925      -        9,925
               ------- ------  ----------  -------- --------  --------

Costs and
 expenses:
Cost of product
 revenue         2,182  (36) (c)  2,146       800      -          800
Cost of
 services
 revenue         1,516   -        1,516       324      -          324
Research and
 development     1,648   -        1,648     1,309      -        1,309
Selling and
 marketing       6,087   -        6,087     5,232      -        5,232
General and
 administrative  2,329   -        2,329     1,912      -        1,912
Restructuring
 charges             -   -            -       (33)    33  (g)       -
Amortization of
 intangible
 assets             98  (98) (c)      -       111   (111) (c)       -
               ------- ------  ----------  -------- --------  --------
Total operating
 expenses       13,860 (134)     13,726     9,655    (78)       9,577
               ------- ------  ----------  -------- --------  --------

Income from
 operations      1,381  134       1,515       270     78          348

Interest
 income, net       333   -          333       255      -          255
Other income
 (loss), net        37   -           37       (30)     -          (30)
               ------- ------  ----------  -------- --------  --------

Income before
 income taxes    1,751  134       1,885       495     78          573
Provision for
 income taxes      644   -         644        245    (12) (h)     233
               ------- ------  ----------  -------- --------  --------
Net income      $1,107 $134      $1,241      $250    $90         $340
               ======= ======  ==========  ======== ========  ========

Net income per
 common share:
  Basic          $0.11            $0.12     $0.02               $0.03
  Diluted        $0.10            $0.11     $0.02               $0.03
Weighted
 average
 shares:
  Basic         10,589           10,589    10,003              10,003
  Diluted       11,116           11,116    10,465              10,465


                      Year Ended                     Year Ended
                      June 30, 2004                June 30, 2003
               --------------------------  ---------------------------
              GAAP  Adjustments Non-GAAP   GAAP  Adjustments Non-GAAP
             Results to GAAP     Results   Results  to GAAP   Results
               (a)    Results      (b)       (a)    Results     (b)
               --------------------------  ---------------------------
Revenue:
 Product       $26,063 $(198) (d) $25,865  $17,259     $-      $17,259
 Services       22,610    -        22,610   19,366      -       19,366
               ------- ------    --------- -------- --------  --------
Total revenue   48,673  (198)      48,475   36,625      -       36,625
               ------- ------    --------- -------- --------  --------

Costs and
 expenses:
Cost of product
 revenue         5,203  (258) (e)  4,945     2,964    (179) (g)  2,785
Cost of
 services
 revenue         4,536    -        4,536     1,210      -        1,210
Research and
 development     6,471    -        6,471     5,650      -        5,650
Selling and
 marketing      20,009    -       20,009    18,638      -       18,638
General and
 administrative  8,548    -        8,548     7,242      -        7,242
Restructuring
 charges           508  (508)(f)      -       405    (405) (g)     -
Amortization of
 intangible
 assets            445  (445)(c)      -       605    (605) (c)     -
               ------- -------   --------- -------- --------   -------
Total operating
 expenses       45,720 (1,211)     44,509   36,714  (1,189)     35,525
               ------- -------   --------- -------- --------   -------

Income (loss)
 from
 operations      2,953  1,013       3,966      (89)  1,189       1,100

Interest
 income, net     1,212    -         1,212    1,089      -        1,089
Other income
 (loss), net       (15)   -           (15)    (198)     -        (198)
               ------- -------   --------- -------- --------   -------

Income before
 income taxes    4,150  1,013       5,163      802   1,189       1,991
Provision for
 income taxes    1,522    -         1,522      920      98  (h)  1,018
               ------- -------   --------- -------- --------   -------
Net income
 (loss)         $2,628 $1,013      $3,641    $(118) $1,091        $973
               ======= =======   ========= ======== ========   =======

Net income (loss) per
 common share:
  Basic          $0.26              $0.35   $(0.01)              $0.10
  Diluted        $0.24              $0.34   $(0.01)              $0.09
Weighted
 average
 shares:
  Basic         10,277             10,277   10,020              10,020
  Diluted       10,839             10,839   10,020              10,365


(a) The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

(b) The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.

(c) Amortization of acquired intangible assets.

(d) Deferred revenue resulting from the Company's acquisition of American MSI Corporation ("AMSI").

(e) Cost of sales of acquired deferred revenue ($198,000) and amortization of acquired intangible assets ($60,000).

(f) Restructuring charges resulting from the Company's acquisition of AMSI.

(g) Restructuring and other impairment charges resulting from actions taken in conjunction with the Company's acquisition of Controle de Processus Industriels, s.a.r.l ("CPI").

(h) Net tax effect of the adjusted items.


                         Moldflow Corporation
            Unaudited Condensed Consolidated Balance Sheet
                            (in thousands)

                                  June 30, June 30,
                                     2004    2003(A)
                                   -------  --------

Assets
Current assets:
 Cash and cash equivalents        $ 35,987 $ 38,320
 Marketable securities              15,665   13,820
 Accounts receivable, net            8,578    6,147
Inventories, prepaid expenses and
 other current assets                6,751    5,011
                                   -------- --------
  Total current assets              66,981   63,298

Fixed assets, net                    3,502    3,528
Goodwill and other intangibles
 assets, net                        20,611   10,355
Other assets                         3,264    2,296
                                   -------- --------

  Total assets                    $ 94,358 $ 79,477
                                   ======== ========

Liabilities and Stockholders'
 Equity
Current liabilities:
 Accounts payable                 $  3,251 $  1,684
 Accrued expenses                    9,653    7,439
 Deferred revenue                   10,013    8,551
                                   -------- --------
  Total current liabilities         22,917   17,674

 Deferred revenue                      605      513
 Other long-term liabilities         1,257      641
                                   -------- --------
  Total long-term liabilities        1,862    1,154
                                   -------- --------
  Total liabilities                 24,779   18,828
                                   -------- --------

Stockholders' Equity:
 Common stock                          106      102
 Additional paid-in capital         67,554   62,867
 Treasury stock                          -     (926)
 Accumulated deficit                (1,462)  (4,090)
 Accumulated other comprehensive
  income                             3,381    2,696
                                   -------- --------
  Total stockholders' equity        69,579   60,649
                                   -------- --------

  Total liabilities and
   stockholders' equity           $ 94,358 $ 79,477
                                   ======== ========


(A) Certain prior year balance sheet amounts have been reclassified to conform with the fiscal 2004 presentation.


                         Moldflow Corporation
              Unaudited Condensed Consolidated Statement
                             of Cash Flows
                            (in thousands)


                                  Three Months Ended     Year Ended
                                 --------------------  ---------------
                                  June 30, June 30, June 30, June 30,
                                      2004     2003     2004     2003
                                   -------- -------- -------- --------


Cash flows provided by operating
 activities                       $  2,937 $    913 $  6,365 $  2,384
Cash flows used in investing
 activities                        (14,500) (10,237) (10,725) (13,398)
Cash flows provided by (used in)
 financing activities                  179       43    1,226     (524)
Effect of exchange rate changes on
 cash and cash equivalents            (497)   1,478      801    2,224
                                   -------- -------- -------- --------
Net decrease in cash and cash
 equivalents                       (11,881)  (7,803)  (2,333)  (9,314)

Cash and cash equivalents,
 beginning of period                47,868   46,123   38,320   47,634
                                   -------- -------- -------- --------

Cash and cash equivalents, end of
 period                           $ 35,987 $ 38,320 $ 35,987 $ 38,320
                                   ======== ======== ======== ========

    CONTACT: Moldflow Corporation
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com